                                                             Exhibit 12.1



                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                         Year ended December 31, 1998
                                (in thousands)


Net income from continuing operations                  $157,337

Income taxes                                             82,639

Fixed charges                                           100,898
                                                       --------

     Total                                             $340,874
                                                       ========

Interest expense                                       $ 91,114
Interest component of rentals                             9,784
                                                       --------

     Total                                             $100,898
                                                       ========


Ratio of earnings to fixed charges                         3.38
                                                           ====